                                                                       EXHIBIT 5





                               September 13, 1996


Oncor, Inc.
209 Perry Parkway
Gaithersburg, Maryland  20877

                 Re:  Registration Statement on Form S-3

Gentlemen and Ladies:

                 We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 4,631,495 shares of your Common Stock (the "Shares"). The Shares include 4,381,495 shares (the "Debenture Shares") which are issuable by the Company upon the conversion of 6% Convertible Debentures due August 27, 1999 (the "Debentures") and 250,000 shares (the "Warrant Shares") issuable by the Company upon the exercise of outstanding warrants (the "Warrants"). The Debenture Shares and the Warrant Shares are being offered by certain stockholders of the Company. As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the transactions described in the Registration Statement.

                 We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

                 Based upon and subject to the foregoing, it is our opinion that the Warrant Shares, when issued and sold in accordance with the terms of the Warrants and in the

Oncor, Inc.
September 13, 1996
Page 2



manner described in the Registration Statement, and the Debenture Shares, when issued and sold in accordance with the terms of the Debentures and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                 We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit thereto.


                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP

                                        BROBECK, PHLEGER & HARRISON LLP